UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2009

KeyCorp
(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	34-6542451 (I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-6300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On June 2, 2009, KeyCorp (the “Company”) issued a press release announcing the increase of the aggregate gross sales amount of its Common Shares, par value $1.00 per share (“Common Shares”), to be sold pursuant to its previously announced “at the market” offering, and filed an addendum to its previously filed prospectus supplement to its existing automatic shelf registration statement on file with the Securities and Exchange Commission (the “Commission”) in connection with the increase of the offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
     Common Shares issued under the program will be sold pursuant to an Equity Distribution Agreement, dated May 11, 2009, with Morgan Stanley & Co. Incorporated (“Morgan Stanley”), which was amended by an Amendment No. 1 to the Equity Distribution Agreement, dated June 2, 2009 (the “Amendment” and, with the Equity Distribution Agreement as amended by the Amendment, the “Agreement”). The sole purpose of the Amendment was to increase the aggregate offering price of the Common Shares that may be offered and sold pursuant to the Agreement from $750,000,000 to $1,000,000,000.
     Further details regarding the terms of the Agreement are set forth in the Company’s Current Report on Form 8-K that was filed with the Commission on May 11, 2009, which is incorporated herein by reference.
     Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Company’s Registration Statement and are incorporated therein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
5.1	Opinion of Squire, Sanders & Dempsey L.L.P. regarding the validity of the Common Shares to be issued pursuant to the equity distribution program.

23.1	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1).

99.1	Amendment No. 1, dated June 2, 2009, to Equity Distribution Agreement dated May 11, 2009, between KeyCorp and Morgan Stanley.

99.2	Press Release, dated June 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYCORP
Date: June 3, 2009	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Vice President and Deputy General Counsel

Exhibit Index
5.1	Opinion of Squire, Sanders & Dempsey L.L.P. regarding the validity of the Common Shares to be issued pursuant to the equity distribution program.

23.1	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1).

99.1	Amendment No. 1, dated June 2, 2009, to Equity Distribution Agreement dated May 11, 2009, between KeyCorp and Morgan Stanley.

99.2	Press Release, dated June 2, 2009.